AMENDMENT NO. 1 TO SEVERANCE AGREEMENT

AMENDMENT NO. 1 TO THE SEVERANCE AGREEMENT (this “Amendment”) made as of the 3rd day of August, 2007 by and between GRIFFON CORPORATION, a Delaware corporation (hereinafter the “Company”) and PATRICK ALESIA (hereinafter the “Executive”).

WITNESSETH:

WHEREAS, the Company and Executive entered into a Severance Agreement dated July 18, 2006 (hereinafter the “Severance Agreement”); and

WHEREAS, the Company and Executive desire to modify the said Severance Agreement to comply with the requirements of Section 409A of the Internal Revenue Code.

NOW, THEREFORE, the parties hereto agree as follows:

1.	All references to 35 percent with regard to an amount of voting securities or outstanding stock in Section 2.1 shall henceforth be read to mean 30 percent, effective as of the date hereof.

2.	A new sentence shall be added after the first sentence of Section 4.3, which shall read in its entirety as follows, effective as of the date hereof:

“Any such claims for reimbursement of a proper medical or health expense shall be paid as soon as administratively feasible following the proper submission of such expense; provided however, that all such claims must be submitted and paid by the end of the year following the year in which such expense is incurred.”

3.
Except as specifically provided in and modified by this Amendment, the Severance Agreement is in all other respects hereby ratified and confirmed and references to the Severance Agreement shall be deemed to refer to the Severance Agreement as modified by this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

GRIFFON CORPORATION

By:	/s/ Eric P. Edelstein

/s/ Patrick L. Alesia
Patrick Alesia